UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2007

Federal-Mogul Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-52986	20-8350090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

As previously disclosed, the Company entered into a Stock Option Agreement with José Maria Alapont, its President and Chief Executive Officer, dated as of December 27, 2007 (the “President and CEO Stock Option Agreement”). The President and CEO Stock Option Agreement granted Mr. Alapont a non-transferable, non-qualified option to purchase up to 4,000,000 shares of Class A Common Stock. On February 14, 2008, the President and CEO Stock Option Agreement was amended to increase the exercise price for the option to $29.75 per share pursuant to Amendment No. 1 dated February 14, 2008 to Stock Option Agreement dated December 27, 2007 (“Amendment No. 1”).

The foregoing description of the President and CEO Stock Option and Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements and each is incorporated by reference as Exhibit 10.1 and Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	President and CEO Stock Option Agreement by and between the Company and José Maria Alapont dated as of December 27, 2007. (Incorporated by reference to Exhibit 4.6 to the Company’s January 4, 2008 8-K).

10.2	Amendment No. 1 dated February 14, 2008 to President and CEO Stock Option Agreement dated December 27, 2007. *

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Corporation
(Registrant)

Date: February 15, 2008	By:	/s/ Robert L. Katz
Robert L. Katz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	President and CEO Stock Option Agreement by and between the Company and José Maria Alapont dated as of December 27, 2007. (Incorporated by reference to Exhibit 4.6 to the Company’s January 4, 2008 8-K)

10.2	Amendment No. 1 dated February 14, 2008 to President and CEO Stock Option Agreement dated December 27, 2007. *

*	Filed herewith